Hambrecht Asia Acquisition Corp.
(a corporation in the development stage)

Index to Balance Sheet

Page
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet at March 12, 2008	F-3
Notes to Balance Sheet	F-4 - F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Hambrecht Asia Acquisition Corp.

We have audited the accompanying balance sheet of Hambrecht Asia Acquisition Corp. (a corporation in the development stage) (the “Company”) as of March 12, 2008. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Hambrecht Asia Acquisition Corp. (a corporation in the development stage) as of March 12, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein Kass
Roseland, New Jersey
March 18, 2008

HAMBRECHT ASIA ACQUISITION CORP.
(a corporation in the development stage)

BALANCE SHEET

March 12, 2008
ASSETS
Current assets
Cash and cash equivalents	$259,137

Total current assets	259,137

Restricted cash equivalents held in the trust account	31,680,000

Total assets	$31,939,137

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$44,280

Total current liabilities	44,280

Long-term liabilities
Deferred underwriting discounts, net of $336,000 subject to forfeiture in the event of possible conversion.	784,000

Total liabilities	828,280

Ordinary Shares, subject to possible conversion (1,199,999 shares at conversion value of $7.92 per share)	9,503,992

Shareholders’ equity:
Ordinary shares—$.001 par value, 50,000,000 shares authorized; 5,150,001 issued and outstanding (which includes 1,199,999 shares subject to possible conversion)	5,150
Additional paid-in capital	21,651,481
Deficit accumulated during the development stage	(49,766)

Total shareholders’ equity	21,606,865

Total liabilities and shareholders’ equity	$31,939,137

HAMBRECHT ASIA ACQUISITION CORP.
(a corporation in the development stage)
NOTES TO BALANCE SHEET

NOTE 1—ORGANIZATION AND BUSINESS OPERATIONS

Hambrecht Asia Acquisition Corp. (a corporation in the development stage) (the “Company”) was incorporated in the Cayman Islands on July 18, 2007 with an authorized share capital of 50,000,000 ordinary shares (par value $0.001 per share). The Company’s founders contributed $25,000 to the formation of the Company and were issued 1,150,000 ordinary shares. The Company was formed to acquire, through a stock exchange, asset acquisition or other similar business combination, one or more operating businesses having its primary operations located in the People’s Republic of China (“Business Combination”). The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting By Development Stage Enterprises”, and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

As of March 12, 2008, the Company had not commenced any operations or generated revenues.  All activity from the period July 18, 2007 (date of inception) through March 12, 2008 relates to the Company’s formation and its initial public offering described below

The registration statement for the Company’s initial public offering (the “Offering”) described in Note 3 was declared effective on March 7, 2008.  The Company consummated the Offering on March 12, 2008 and immediately prior to such Offering, sold an aggregate of 1,550,000 warrants at $1.00 per warrant to certain officers and affiliates of the Company in a private placement (the “Private Placement”) described in Note 4.  The net proceeds of the Offering and the Private Placement are intended to be generally applied toward consummating a business combination with one or more operating business having their primary operations in the People’s Republic of China (“Business Combination”).  Net proceeds of $31,680,000 from the Offering and the Private Placement are held in a trust account (“Trust Account”) and will only be released to the Company upon the earlier of: (i) the consummation of a business combination; or (ii) the Company’s liquidation, except to satisfy stockholder conversion rights. The Trust Account includes the deferred underwriting discount from the Offering of up to $1,120,000 which will be paid to the underwriters upon consummation of a business combination, as described in Note 5,. Additionally, up to an aggregate of $700,000, plus up to an additional $350,000 during the extended period if approved by shareholders, of interest earned on the Trust Account balance (net of taxes paid or payable) may be released to the Company to fund operating activities.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for shareholder approval. In the event that shareholders owning 30% or more of the shares sold in the Offering vote against the business combination and exercise their conversion rights described below, the business combination will not be consummated. All of the Company’s shareholders prior to the Offering, have agreed to vote their pre-initial public offering ordinary shares in accordance with the vote of the majority of the shares voted by all shareholders of the Company who purchased their shares in the Offering or the aftermarket (“Public Shareholders”) with respect to any business combination. After consummation of a business combination, these voting safeguards will no longer be applicable.

If the Company does not execute a letter of intent, agreement in principle or definitive agreement for a business combination prior to 18 months from the date of the closing of the Offering, the Company’s board will convene, adopt and recommend to its shareholders a plan of dissolution and distribution and file a proxy statement with the SEC seeking shareholder approval for such plan. If, however, a letter of intent, agreement in principle or definitive agreement for a business combination has been executed prior to 18 months from the date of the closing of the Offering, the Company will seek the consummation of that business combination. However, if the Company has entered into a letter of intent, agreement in principle or definitive agreement within 18 months following the closing of the Offering and management anticipates that the Company may not be able to consummate a business combination within the 24 months from the date of the closing of the Offering, the Company may seek to extend the time period within which it may complete its business combination to 36 months, by calling a special (or annual) meeting of shareholders for the purpose of soliciting their approval for such extension (the “Extended Period”). If the Company receives Public Shareholder approval for the Extended Period and holders of 30% or more of the shares held by Public Shareholders do not vote against the Extended Period and elect to convert their ordinary shares in connection with the vote for the extended period, the Company will then have an additional 12 months in which to complete the initial business combination. If the Extended Period is approved, the Company will still be required to seek Public Shareholder approval before completing a business combination. In the event there is no business combination within the 24-month deadline (assuming the Extended Period is not approved) described above, the Company will dissolve and distribute to its Public Shareholders, in proportion to their respective equity interests, the amount held in the Trust Account, and any remaining net assets, after the distribution of the Trust Account. The Company’s corporate existence will automatically cease at the end of the 36-month period if the Company has not received shareholder approval for an initial business combination. In the event of liquidation, the per share value of the residual assets remaining available for distribution (including Trust Account assets) may be less than the initial public offering price per share in the Offering.

A Public Shareholder’s election to convert ordinary shares in connection with the vote on the Extended Period will only be honored if the Extended Period is approved. Public Shareholders who vote the shares that have been converted against the Extended Period and exercise their conversion rights will not be able to vote these shares with respect to the initial business combination. All other Public Shareholders will be able to vote on the initial business combination.

With respect to a business combination which is approved and consummated or a vote on the Extended Period which is approved, any Public Shareholders who voted against the business combination or Extended Period may contemporaneously with or prior to such vote exercise their conversion right and their ordinary shares would be cancelled and returned to the status of authorized but unissued shares. The per share conversion price will equal the amount in the Trust Account (including interest therein), calculated as of two business days prior to the consummation of the proposed business combination or vote on Extended Period, divided by the number of shares of common stock held by Public Shareholders at the closing of the Offering.

Note 2 — Summary of Significant Accounting Policies

Foreign Currency Translation

The Company’s reporting currency is the United States (“U.S.”) dollar. Although the Company maintains a cash account with a bank in Hong Kong, denominated in U.S. dollars, its expenditures to date have been and are expected to continue to be denominated in U.S. dollars. Accordingly, the Company has designated its functional currency as the United States dollar.

In accordance with SFAS No. 52, “Foreign Currency Translation”, foreign currency balance sheets are translated using the exchange rates as of the balance sheet date, and revenue and expense amount in the statements of operations are translated at the transaction date or the average exchange rates for each period. The resulting foreign currency translation adjustments will be reorganized into the balance sheet as accumulated other comprehensive income/(loss) within shareholders' equity.

Foreign currency transaction gains and losses will be included in the statement of operations as they occur. For the periods presented, there were no local currency financial statements and, therefore, no such gains or losses and translation adjustments.

Basis of presentation:

The accompanying balance sheet is presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting rules and disclosure regulations of the Securities and Exchange Commission (the “SEC”).

Cash and cash equivalents:

The Company considers all highly-liquid investments with original maturities of three months or less when acquired to be cash equivalents.  Cash and cash equivalents at March 12, 2008 principally consist of cash in a money market account.

Restricted cash equivalents held in the trust account:

The amounts held in the Trust Account represent substantially all of the proceeds of the Offering and are classified as restricted assets since such amounts can only be used by the Company in connection with the consummation of a Business Combination. The funds held in the Trust Account are invested in a money market fund that invests in securities of the United States Government.

Concentration of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments:

The fair values of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107, “Disclosure About Fair Value of Financial Instruments,” approximate the carrying amounts represented in the accompanying balance sheet .

Use of estimates:

The preparation of financial statements in conformity with U.S GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes:

Under current Cayman Islands laws, the Company is not subject to income taxes, or capital gains, and no Cayman Islands withholding tax is imposed upon payments of dividends by the Company to its shareholders. In the future, the Company’s tax rate will be impacted by acquisitions of non-Cayman subsidiaries governed by the respective local income tax laws. Accordingly, no provision for income taxes has been made in the accompanying balance sheet.

Ordinary shares subject to conversion:

As discussed in more detail in Note 1, the Company will only proceed with a Business Combination if (1) it is approved by a majority of the votes cast by the Company’s public shareholders and (2) public shareholders holding less than 30% (1,199,999) of the shares of ordinary shares sold in the Offering exercise their conversion rights, which allows the public shareholders to receive their per share interest in the Trust Account.  Accordingly, the Company has classified 1,199,999 shares of its ordinary shares outside of permanent equity as “Ordinary shares subject to conversion,” at an initial conversion price of $7.92 on March 12, 2008.  The Company will recognize changes in the conversion value as they occur and will adjust the carrying value of the ordinary shares subject to conversion to be equal to its conversion value at the end of each reporting period.

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted would have a material effect on the accompanying balance sheet

NOTE 3—PUBLIC OFFERING

On March 7, 2008, the Company sold 4,000,000 units, in the Offering at a price of $8.00 per unit. Each unit consists of one share of the Company’s ordinary shares, $0.001 par value, and one warrant.  Each warrant will entitle the holder to purchase from the Company one share of the Company’s ordinary shares at an exercise price of $5.00 per share commencing on later of: (i) the consummation of the business combination, or (ii) March 7, 2009.  The warrants will be exercisable only if the Company continues to provide for an effective registration statement covering the shares of ordinary share issuable upon exercise of the warrants.  In no event will the holder of a warrant be entitled to receive a net cash settlement or other consideration in lieu of physical settlement in shares of the Company’s ordinary shares.

The warrants expire on March 7, 2013, unless earlier redeemed.  The warrants included in the units sold in the Offering are redeemable, at the Company’s option, in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ notice after the warrants become exercisable, only in the event that the last sale price of the ordinary shares exceeds $11.50 per share for any 20 trading days within a 30-trading day period.

The warrants are classified within shareholders’ equity since, under the terms of the warrants, the Company cannot be required to settle or redeem them for cash.

NOTE 4—RELATED PARTY TRANSACTIONS

The Company has agreed to pay Hambrecht-Eu Capital, a company owned and managed by the Company’s Chairman of the Board and Secretary, $7,500 per month for office space and general and administrative services including secretarial support commencing on November 15, 2007 and continuing (i) until the consummation by the Company of a business combination (as described in Note 1), (ii) 18 months from commencement of the Offering if the Company does not effect a Business Combination, (iii) 24 months from the consummation of the Offering if a letter of intent, agreement in principle or definitive agreement, has been executed within 18 months of commencement of the Offering and the Company has not effected a business combination, or (iv) 36 months from the consummation of the Offering if an extension has been approved by the Company’s shareholders under certain circumstances. At March 12, 2008, $7,500 is included in accrued expenses related to this arrangement

AEX Enterprises Limited, W.R. Hambrecht + Co., LLC and the Hambrecht 1980 Revocable Trust, companies controlled by Elizabeth R. Hambrecht, wife of Robert Eu, one of the Company’s founders and the Company’s Chairman, Chief Financial Officer and Secretary and William R. Hambrecht, Robert Eu’s father-in-law, Shea Ventures LLC, a company controlled by Edmund H. Shea Jr. and Marbella Capital Partners Ltd., a company controlled by John Wang, our Chief Executive Officer, purchased an aggregate of 1,550,000 warrants at a price of $1.00 per warrant ($1,550,000 in the aggregate) in a private placement immediately prior to the initial public offering (“private placement warrants”). Elizabeth R. Hambrecht owns approximately 25% and William R. Hambrecht controls (through a trust of which he is trustee) approximately 38% of the voting shares of AEX Enterprises Limited. William Hambrecht is a controlling person of W.R. Hambrecht + Co., LLC and is the trustee of the Hambrecht 1980 Revocable Trust. The proceeds from the sale of the private placement warrants were added to the proceeds from this Offering to be held in the Trust Account pending the Company’s consummation of a Business Combination. If the Company does not complete a Business Combination that meets the criteria described in the Offering, then the $1,550,000 purchase price of the private placement warrants will become part of any liquidating distribution to the Company’s public shareholders following the Company’s liquidation and dissolution and the private placement warrants will expire worthless.

The private placement warrants will be non-redeemable so long as they are held by the original holders of the warrants, the pre-initial public offering shareholder and director or their permitted transferees. In addition, pursuant to the registration rights agreement, the holders of the private placement warrants and the underlying ordinary shares will be entitled to certain registration rights immediately after the consummation of the initial business combination and the warrants may be exercised on a cashless basis if held by the original holder, the pre-initial public offering shareholder and director or their permitted transferees. With those exceptions, the private placement warrants have terms and provisions that are otherwise identical to those of the warrants being sold as part of the units in this Offering.

The sale of private placement warrants did not result in the recognition of stock based compensation expense because the private placement warrants were sold at or above fair market value..

AEX Enterprises Limited, W.R. Hambrecht + Co., LLC, the Hambrecht 1980 Revocable Trust, Shea Ventures LLC and Marbella Capital Partners Ltd. have agreed, subject to certain exceptions, not to transfer, assign or sell any of its private placement warrants until after the Company consummate a Business Combination. However, prior to the consummation of a business combination, the original holders of the warrants will be permitted to transfer their private placement warrants in certain limited circumstances, such as to the Company’s officers and directors, and other persons or entities associated with such persons, but the transferees receiving such private placement warrants will be subject to the same sale restrictions imposed on such entity.

Robert Eu, one of the Company’s founders, had provided to the Company advances totaling approximately $282,000 to pay a portion of the expenses of thie Offering for the SEC registration fee, FINRA registration fee, and accounting and legal fees and expenses. The note was payable on demand with interest at 4% per annum. The note, plus interest of approximately $5,000, was repaid out of the proceeds of the Offering on March 12, 2008.

Ordinary stock issued and outstanding includes an aggregate of 150,000 shares of ordinary stock subject to forfeiture by the initial shareholders to the extent that the underwriters’ over-allotment (see Note 5) is not exercised in full so that the initial shareholders collectively own 20% of the issued and outstanding ordinary shares after the Offering.

NOTE 5— COMMITMENTS AND UNDERWRITERS’ COMPENSATION

The Company paid to the underwriters a $1,120,000 underwriting discount, representing 3.5% of the public Unit offering price, at the closing of the Offering, and is committed to pay up to an additional $1,120,000 deferred underwriting discount currently held in the Trust Account, representing an additional 3.5% fee, payable upon the Company’s consummation of a Business Combination.

The Company granted the underwriters a 45-day option to purchase up to 600,000 additional Units to cover the over-allotment. The over-allotment option will be used only to cover a net short position resulting from the initial distribution.

The Company also issued and sold to the underwriters on the closing date an option, as an additional compensation to purchase up to an aggregate of 280,000 units for an aggregate purchase price of $100. These Options shall be exercisable, in whole or in part, commencing on the later of the consummation of a Business Combination or six months from March 7, 2008 and expiring on March 7, 2013 at an initial exercise price per Unit of $10.

The Company has determined based upon a Black-Scholes option pricing formula, that the estimated fair value of the option on the date of sale would be approximately $3.36 per unit or an aggregate of approximately $941,000, assuming an expected of five years, volatility of 51.51% and a risk-free interest rate of 3.38%. Given the parameters used in the computation of the value of the option change over time, the actual fair value of the option on the date of sale is expected to be different from the estimated fair value computed above.

The volatility calculation of 51.51% is based on the latest five year average volatility of 62 companies drawn from the Shanghai Stock Exchange Composite Index that had market capitalizations between $70 million and $150 million. Because Company does not have a trading history, the Company estimated the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company used the annualized volatility of the historical volatilities for a period of time equal in length to the term of the option because the Company believes that the volatility of these companies is a reasonable benchmark to use in estimating the expected volatility for the Company’s common. stock post-Business Combination. Although an expected life of five years was taken into account for purposes of assigning value to this option, if the Company does not consummate a Business Combination within the prescribed time period and liquidates, this option would become worthless.

Pursuant to Rule 2710(g)(1) of FINRA Conduct Rule, the option to purchase 280,000 units is deemed to be underwriting compensation and therefore upon exercise, the underlying shares and warrants are subject to a 180-day lock-up. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of the Proposed Offering.